EXHIBIT 3.04



                             CERTIFICATE OF AMENDMENT
                                        OF
                           CERTIFICATE OF INCORPORATION
                                        OF
                               HAYNES HOLDINGS, INC.


        Haynes Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the

   "Corporation"),

        DOES HEREBY CERTIFY:

        FIRST:  That at a meeting of the Board of Directors of the Corporation,

   resolutions were duly adopted declaring advisable a proposed amendment of the

   Certificate of Incorporation of the Corporation as follows:

             RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation shall be amended and restated in its entirety as follows:

                  "FIRST:  The name of the Corporation is Haynes
                   -----
                  International, Inc."

             RESOLVED, that a new section be added at the end of Article FOURTH of the Certificate of Incorporation of the Corporation to be and read as follows:

                             "SECTION IV. RECLASSIFICATION"

                  Each 1.9631494 shares of Common Stock of the
             Corporation ("Common Stock"), issued and outstanding or held in treasury at 5:00 p.m. on _____________, ____________, 1996 (the "Effective Time"), shall, without any action on the part of the respective holders thereof, be reclassified as and changed into one (1) share of Common Stock, without changing the number of authorized shares or the par value per share of the Common Stock of the Corporation. Any Stockholder who, immediately prior to the Effective Time, owned of record a number of shares of Common Stock which is not evenly divisible by
             1.7699784 shall, with respect to such fractional interest, receive from the Corporation in lieu of a fraction of a share of

             Common Stock an amount in cash equal to the product obtained by multiplying the fair value of a share of Common Stock at the Effective Time by such fractional interest. The cash payment shall be made within ninety (90) days following the Effective Time. Subject to the provisions of the previous sentence, each certificate that immediately prior to the Effective Time represented shares of Common Stock shall, after the Effective Time, represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled."

             SECOND:  That in lieu of a meeting of stockholders, the holders of a majority of the issued and outstanding shares of the Common Stock, par value $.01 per share, of the Corporation, have given their written consent to the foregoing amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

             THIRD:  That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the

   State of Delaware, and notice has been given to all nonconsenting holders of

   Common Stock in accordance with the provisions of Section 228(d) of the

   General Corporation Law of the State of Delaware.























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

             IN WITNESS WHEREOF, Haynes Holdings, Inc. has caused this

   Certificate to be signed by Michael D. Austin, its President and Chief

   Executive Officer, this _____ day of _________________, 1996.


                                  HAYNES HOLDINGS, INC.





                                  ----------------------------------------------
                                  Name:  Michael D. Austin
                                  Title:  President and Chief Executive Officer








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